SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of earliest event reported: October 21, 2003

Nuvelo, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-22873	36-3855489

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

675 Almanor Avenue, Sunnyvale, California 94085

(Address of Principal Executive Offices) (Zip Code)
(408) 215-4000

(Registrant’s telephone number, including area code)
N/A

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS.
SIGNATURES

ITEM 5. OTHER EVENTS.

On October 21, 2003, Nuvelo, Inc. and its landlord, The Irvine Company, entered into a second amendment of the lease on the property at 985 Almanor Avenue. The amendment provides for a rent deferral of approximately $2.9 million and rent savings of $200,000. In order to receive this rent deferral, Nuvelo pre-paid approximately $2.7 million of its base rental payments on October 22, 2003 to cover the 9 month period beginning October 1, 2003 and ending June 30, 2004. The amendment provides that no base rent will be due for the period July 1, 2004 through March 30, 2005, resulting in a $2.9 million deferral and $200,000 savings. The deferral amount will be repaid on May 30, 2011.

Other terms of the agreement include the ability to repay the $2.9 million deferred rent in 36 monthly installments of $79,975 commencing on June 1, 2011 if the lease term is extended for at least 36 months and early reinstatement of the original rental rates if Nuvelo successfully raises $75 million in a single public or private equity offering, with the amount of rent deferred up to that date coming due immediately.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuvelo, Inc. (Registrant)

	By:	/s/ Peter S. Garcia

Peter S. Garcia Senior Vice President and Chief Financial Officer
Dated: October 21, 2003